Exhibit 21.1

CUENTAS INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

All of the operating subsidiaries of Cuentas Inc., a Florida corporation, listed below are included in the Consolidated Financial Statements:

	State in Which Incorporated	Country in Which Incorporated
Meimoun and Mammon, LLC	Florida	USA